APPLICATION

Guaranteed Withdrawal Benefit Annuity

A TAX-DEFERRED

VARIABLE ANNUITY

Empire Fidelity Investments Life Insurance Company®

Guaranteed Withdrawal Benefit Annuity Application

Complete this application and mail to:
Empire Fidelity Investments Life Insurance Company® Annuity Service Center / P.O. Box 770001 / Cincinnati, Ohio 45277-0051.
If you have questions about filling out this form, please call a Fidelity Annuity Specialist at 800-544-2442 Monday through Friday, 8 A.M. to 10 P.M. Eastern time.

1 CONTRACT OWNER(S)/ANNUITANT(S)

Note: A copy of each Annuitant's driver's license, a valid passport, or a birth certificate must be submitted.

Select one of the below:
A. ☐ Individual Owner – Owner will be Primary Annuitant
B. ☐ Joint Owners (non-IRA only) – Owners will be Primary and Joint Annuitants
C. ☐ Trust – For Contracts owned by a Trust, please complete Trust Information (Section 2) and Annuitant information.

The annuitant is the person(s) designated by the Owner(s) whose age and life determine eligibility for benefits under the Guaranteed Withdrawal Benefit for Life provision and the Annuity Income provisions.

Primary Annuitant

First Name | MI | Last Name | Social Security/Tax ID Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female Retired: ☐ Yes ☐ No If no, occupation? ______

Daytime Phone | Evening Phone | Email

Address

City | State | Zip Code

Joint Annuitant *(if applicable, spouse only)*

First Name | MI | Last Name | Social Security/Tax ID Number

Date of Birth (MM/DD/YYYY) ☐ Male ☐ Female Retired: ☐ Yes ☐ No If no, occupation? ______

Daytime Phone | Evening Phone | Email

Relationship to the Primary Annuitant

☐ Check here if address is the same as Primary Annuitant

Address

City | State | Zip Code

2 TRUST INFORMATION (Complete only for contracts owned by trust)

Trust Name | Tax ID Number

Address

City | State | Zip Code

3 INVESTOR PROFILE

If there is a Joint Owner, then include the combined information for both owners. This information is collected for the sole purpose of evaluating the suitability of this product for you and is shared only with Empire Fidelity affiliates to fulfill Empire Fidelity's regulatory obligations.

1. What is the total number of the Owner's and Joint Owner's dependents? — Total Dependents: ________

2. What is your risk tolerance/allocation strategy for this investment? (Example portfolios listed to the right.)
   - ☐ Conservative: (20% Equities, 50% Fixed-Income (Bond), 30% Short-Term)
   - ☐ Balanced: (50% Equities, 40% Fixed-Income (Bond), 10% Short-Term)
   - ☐ Growth: (70% Equities, 25% Fixed-Income (Bond), 5% Short-Term)
   - ☐ Aggressive Growth: (85% Equities, 15% Fixed-Income (Bond), 0% Short-Term)

3. What is your annual income (from all sources)?
   - ☐ Less than $50,000 ☐ $50,000 – $100,000
   - ☐ Greater than $100,000

4. What is your investment objective for this investment? (Check all that apply.)
   - ☐ Supplement Income
   - ☐ Tax-deferred Accumulation for Retirement
   - ☐ Estate Planning ☐ Other________

5. Are you purchasing this contract for the Guaranteed Withdrawal Benefit for Life feature? ☐ Yes ☐ No

6. What is your time horizon for this investment? (How long do you plan to keep this annuity?)
   - ☐ 0 to 5 Years ☐ 6 to 10 Years
   - ☐ Greater than 10 Years

7. Are you aware of any condition that might shorten your life expectancy? ☐ Yes ☐ No

8. What is your investment experience? (Please enter the number of years experience you have investing in the following.)
   - ☐☐ years in Stocks ☐☐ years in Bonds
   - ☐☐ years in Mutual Funds ☐☐ years in Annuities

9. What is your federal tax bracket? ☐ 10% or Less ☐ 15% ☐ 27% ☐ 30% ☐ 35%+

10. What is your estimated net worth (including real estate, personal property, as well as bank account(s), brokerage account(s) and retirement assets, but excluding your primary residence)?
    - ☐ Less than $150,000
    - ☐ $150,000 – $500,000
    - ☐ Greater than $500,000

11. What are your monthly nondiscretionary expenses (such as housing, clothing, food, utilities, taxes, and medical expenses) as a percentage of your monthly income?
    - ☐ Less than 50%
    - ☐ Between 50% and 80%
    - ☐ Greater than 80%

12. What is your total investment in this annuity and all other annuities you own? $ ___,___ ___ ___,___ ___ ___

13. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities: securities that can be liquidated without incurring substantial penalties such as the 10% premature withdrawal tax penalty or surrender charges)? $___,___ ___ ___,___ ___ ___

14. What is your total investment in annuities as a percentage of your liquid net worth (divide line 12 by line 13)? ___ ___ ___%

15. Have you received a current prospectus for this annuity? ☐ Yes ☐ No

16. Do you understand that withdrawals taken during the first 5 years, in excess of the amounts allowed under the Guaranteed Withdrawal Benefit for Life feature, will be subject to surrender charges? ☐ Yes ☐ No

17. Do you have any existing life insurance policies or annuity contracts? ☐ Yes ☐ No

18. By applying for this annuity contract, do you intend to replace, discontinue, or change an existing life insurance policy or annuity contract? ☐ Yes ☐ No

If you answered yes to either 17 or 18, additional paperwork may be required. Ask your Fidelity Representative for the appropriate forms

REPLACEMENT PURCHASES ONLY

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in your best interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons in the comment section that demonstrate this product is better suited for you than your existing contract.

	Existing Contract	Fidelity Annuity
1. Annual annuity charge (mortality and expense charge plus administrative charge)	______%	single 1.10% joint 1.25%
2. Surrender charge payable to replace existing contract	$____,____.___	Not Applicable
3. Annual maintenance charge	$____,____.___	None
4. What is your current account value?	$____,____.___	Not Applicable
5. What is your guaranteed minimum death benefit value?	$____,____.___	Not Available

I understand that I am giving up any death or living benefits provided by my existing contract/policy.

6. Please indicate why you are exchanging your existing annuity to an Empire Fidelity annuity. (Check all that apply)

☐ Cost Savings ☐ Guaranteed Withdrawal Benefit Feature ☐ Customer Service & Convenience ☐ Other (please explain):

Comments: ____

____

I have reviewed the above information and to the best of my knowledge and belief it is complete and accurate. I understand that after my purchase of this contract I am free to make exchanges among the subaccounts and that I am solely responsible for choosing the subaccounts in connection with such exchanges.

EMPIRE FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; or (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (Section 3, line 14), then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Comments: ____

____

4 Investment Option Allocation

Amounts allocated must be in percentages using whole numbers. Sum of all allocations must equal 100%. If the allocation indicated is less than 100%, the remainder will be allocated to the Fidelity VIP Balanced Fund until further instructions are received.

Investment Options Include:

Fund	Selected Allocation
Fidelity VIP FundsManager 60%	_____%
Fidelity VIP Balanced Fund	_____%
	Total 100%

5 Beneficiary(ies)

If you do not designate a beneficiary, the beneficiary will be the estate of the last surviving owner.

For additional space, attach a separate sheet of paper that is signed by the Owner(s).

Name of Primary Beneficiary(ies)

Name	Social Security Number	%	Relationship to Annuitant
______	___-__-____	___.__%	______
______	___-__-____	___.__%	______
______	___-__-____	___.__%	______
		100%	

Note: The percentage allocated to Primary Beneficiary(ies) must add up to 100%.

Name of Contingent Beneficiary(ies)

Name	Social Security Number	%	Relationship to Annuitant
______	___-__-____	___.__%	______
______	___-__-____	___.__%	______
______	___-__-____	___.__%	______
		100%	

Note: The percentage allocated to Contingent Beneficiary(ies) must add up to 100%.

6 PURCHASE PAYMENT METHODS

The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale or sold.

IRA or Other Pre-Tax Funds

If this section is not checked, the contract will be issued as a non-qualified contract.

I have received, read, and understand the Prospectus and the Disclosure Statement for the IRA. To the extent that a contribution to the IRA includes funds from an employer sponsored plan, an individual retirement account, and/or another IRA, the contribution qualifies as a tax-free rollover and/or a nontaxable transfer for federal income tax purposes.

☐ **IRA or Other Qualified Pretax Funds**

For IRA or other qualified pre-tax funds, please fill out the attached qualified trustee to trustee transfer or direct rollover form.

Non-IRA

☐ **A. Check for** $___,___,___.__ is enclosed and made payable to Empire Fidelity Investments Life Insurance Company®.

Money orders, cashier's checks, bank drafts, postal money orders, Traveler's Express international money orders, or similar cash-like instruments will not be accepted.

☐ **B. From a Fidelity Brokerage Account**

___-______ $___,___,___.__ amount from the core money market account.

Account #

☐ **C. Sale of a Fidelity Mutual Fund Account**

Name of Fund	Account #	
______	___-______	☐ All shares **OR** ☐ $__,___,___.__
______	___-______	☐ All shares **OR** ☐ $__,___,___.__

Total Requested Amount $___,___,___.__

☐ **D. Exchange from an existing life insurance policy or annuity contract** *(1035 Exchange)* Please provide the information below. This payment method requires additional paperwork. Ask your Fidelity Representative for the appropriate forms.

Name of Company	Cash Value/Face Amount	Policy #
______	$___,___,___.__	______
______	$___,___,___.__	______
______	$___,___,___.__	______
______	$___,___,___.__	______

7 Systematic Withdrawal Option for Guaranteed Withdrawal Benefit (GWB) Amount

If you wish to start systematic withdrawals, please fill out the attached systematic withdrawal form.

8 Agreements Please read this section and sign.

Income Tax Withholding Information

I certify under penalties of perjury that:

(1) The number shown on my application is my correct Taxpayer Identification Number (TIN) (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen (including a U.S. resident alien).

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate contributions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement account (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Required Distribution

If you will receive your first Empire Fidelity systematic withdrawals later than April 1 of the year following the year in which you reach the age of 70½, you may purchase Guaranteed Withdrawal Benefit Annuity only if you have been satisfying your Minimum Required Distribution (MRD).

To the extent the source of funds used to purchase this contract is subject to the MRD Rules, I hereby certify that I have withdrawn all required distributions. I release Empire Fidelity Investments Life Insurance Company® from responsibility for my compliance with the MRD provisions of the Internal Revenue Code.

Agreement

No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The Company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this Contract is delivered.

I recognize that neither Empire Fidelity Investments Life Insurance Company® nor Fidelity Brokerage Services LLC, Member NYSE, SIPC, is a bank and units of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC.

Annuities are issued by Empire Fidelity Investments Life Insurance Company®. Fidelity Brokerage Services LLC, Member NYSE, SIPC and Fidelity Insurance Agency, Inc. are the distributors.

IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. **I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses, college and home improvement) without needing the funds invested in this annuity before age 59½ and in an amount greater than the guaranteed withdrawal benefit amount.**
2. **I/we do not plan to withdraw money from this annuity before age 59½.**
3. **I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense risk charges and premium taxes.**

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY®.
DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.

By signing below, you acknowledge receipt of the prospectus. THE ANNUITY VALUES, WHEN BASED ON THE INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT PERFORMANCE. **No minimum cash surrender value is guaranteed.**

X	X	X	X
SIGNATURE OF PRIMARY OWNER/TRUSTEE	DATE	SIGNATURE OF JOINT OWNER/CO-TRUSTEE/ANNUITANT (if applicable)	DATE

SIGNATURE GUARANTEE REQUIREMENTS (may be required if funding from a Fidelity account)

If you are funding this contract with proceeds from a Fidelity Account® or the sale of a Fidelity Mutual Fund Account and the ownership of the account differs from this annuity contract, then the owners of the accounts must sign and have their signature guaranteed. A Signature Guarantee must be by a national bank, state-chartered commercial bank, trust company (except a savings bank), or by a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchange. A notary public cannot provide a signature guarantee.

X	X	X	X
SIGNATURE OF ACCOUNT OWNER	DATE	SIGNATURE OF JOINT ACCOUNT OWNER (if applicable)	DATE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE

The Fidelity Representative must certify the following:

- I certify that to the best of my knowledge and belief, the applicant ☐ **does OR** ☐ **does not** have any existing policies or contracts.
- To the best of my knowledge and belief, this policy ☐ **will OR** ☐ **will not** replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

X	X	X	X
SIGNATURE OF FIDELITY REPRESENTATIVE	DATE	SIGNATURE OF FIDELITY PRINCIPAL	DATE

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable)

BRANCH CODE

Fidelity Brokerage Services and Fidelity Insurance Agency distribute the insurance products for insurance companies. They represent insurance companies and receive compensation for services provided on their behalf.